Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that the director of BRAINSWAY LTD. (the “Company”) whose signature appears below hereby appoints Uzi Sofer and Yael Zeiger, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on April 11, 2011, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Eli Rosenbaum	Director	April 27, 2011
Eli Rosenbaum